Exhibit 99.1
VeriChip Corporation Agrees to Acquire Steel Vault Corporation to Form PositiveID Corporation
PositiveID to offer identification tools and technologies for consumers and businesses
DELRAY BEACH, FL — September 8, 2009 — VeriChip Corporation (NASDAQ:CHIP) (“VeriChip”), a provider of radio frequency identification (RFID) systems for healthcare and patient-related needs, and Steel Vault Corporation (OTCBB: SVUL) (“Steel Vault”), a premier provider of identity security products and services, announced today that VeriChip has agreed to acquire Steel Vault and form PositiveID Corporation to offer identification tools and technologies for consumers and businesses. In conjunction with the merger, VeriChip plans to change its name to PositiveID and continue to trade on the NASDAQ. PositiveID intends to change its ticker symbol to “PSID” upon closing of the transaction.
The formation of PositiveID represents the convergence of a pioneer in personal health records, VeriChip, with a leader in the identity security space, Steel Vault, focused on access and security of a consumer’s critical data. The companies believe that joining personal health records and identity security solutions provides a solid foundation for organic growth and a strong, flexible platform for future offers.
Under terms of the agreement, Steel Vault stockholders will receive 0.5 shares of VeriChip common stock for every share of Steel Vault common stock held. The outstanding stock options and warrants of Steel Vault will also be converted at the same ratio. This merger is a stock-for-stock transaction, is expected to be a tax free exchange, and is expected to close in the fourth quarter of 2009. Regulatory approvals and affirmative stockholder votes are required from VeriChip and Steel Vault.
It is expected that Scott R. Silverman, the current Chairman and CEO of VeriChip, will become PositiveID’s Chairman and CEO, and that William J. Caragol, the CEO of Steel Vault, will become PositiveID’s President and Chief Operating Officer.
Commenting on the transaction, Mr. Silverman stated, “We believe the acquisition of Steel Vault will provide a powerful platform to differentiate ourselves among both the consumer and medical community. PositiveID will be the first company of its kind to combine a successful identity security business with one of the world’s first personal health records through our Health Link business. PositiveID will address some of the most important issues affecting our society today with our identification tools and technologies for consumers and businesses.”
Continued Silverman, “VeriChip will be able to market its personal health record offerings to the rapidly growing customers of Steel Vault, while Steel Vault should be able to further expand its customer base by offering a unique suite of both security and healthcare offerings. As we focus on securing consumers’ financial information and addressing the critical need for secure, online personal health records, we believe we are well positioned to benefit from federal stimulus funding. We will keep patients involved in their health care as medical records migrate to the Internet.”
Mr. Caragol stated, “We believe this merger provides value for both companies’ stockholders and enables us to offer customers a broader array of value-added services. PositiveID puts people in control of their personal health records and financial security, bridging the gap between secure medical records and identity security. The formation of PositiveID will facilitate cross-marketing opportunities across our customer bases, enabling both organic growth and growth through acquisition of companies and services that provide complementary identification tools and technologies. By combining these two companies, including VeriChip’s solid balance sheet and Steel Vault’s growing revenue producing identity security business, and continuing the expansion of our product offerings, we believe we can continue to increase our customer retention and maximize stockholder value. On a pro forma basis, PositiveID has more than $4 million in cash and no debt.”

Identity theft is the number one crime in the United States and as many as 10 million people are victims each year. Additionally, medical errors contribute to countless deaths each year due to a lack of or incorrect patient information. PositiveID will address the significant market need to monitor critical data on an ongoing basis to protect consumers and ensure data integrity and safety.
Each of the boards of directors of VeriChip and Steel Vault unanimously approved the merger agreement, based on the unanimous recommendation of the special committee of independent directors of the applicable company. The special committees for VeriChip and Steel Vault each retained independent legal and financial advisors to advise its respective committee. Steel Vault hired Hyde Park Capital Advisors LLC and VeriChip hired Ladenburg Thalmann & Co. Inc. to provide fairness opinions in connection with the transaction.
About Steel Vault Corporation
Steel Vault, formerly known as IFTH Acquisition Corp., is a premier provider of identity security products and services, including credit monitoring, credit reports, and other identity theft protection services. Since 2004, its subsidiary, National Credit Report.com, has specialized in providing a variety of credit information to consumers to help protect them from identity theft and fraud.
About VeriChip Corporation
VeriChip Corporation, headquartered in Delray Beach, Florida, has developed the VeriMed™ Health Link System for rapidly and accurately identifying people who arrive in an emergency room and are unable to communicate. This system uses the first human-implantable passive RFID microchip and corresponding personal health record, cleared for medical use in October 2004 by the United States Food and Drug Administration.
For more information on VeriChip, please call 1-800-970-2447, or e-mail info@verichipcorp.com. Additional information can be found online at www.verichipcorp.com.
Forward Looking Statements
Information contained in this press release may contain forward-looking statements, including, for example, the expectation that VeriChip will change its name and trading symbol after the merger, the expectation that the merger will close in the fourth quarter of 2009, the belief that the joining of personal health records and identity security solutions provides a solid foundation for organic growth and a strong, flexible platform for future offers, the expectation that after the merger Scott R. Silverman will be chairman and CEO and William J. Caragol will be president and chief operating officer of PositiveID Corporation, the belief that PositiveID Corporation will benefit from federal stimulus funding and that it will be well positioned to fill the data monitoring needs for both consumers and businesses, the belief that the merger provides value for both companies’ stockholders and enables PositiveID Corporation to offer its customers with additional value-added services, the expectation that the formation of PositiveID Corporation will facilitate cross-marketing opportunities across the companies’ customer bases, enabling both organic growth and growth through acquisition of companies and services that provide complementary identification tools and technologies, the belief that by combining two similar business models with an expanded product offering, PositiveID Corporation can increase its customer retention and therefore deliver stronger financial results to maximize stockholder value. These forward-looking statements are not statements of historical facts and represent only VeriChip’s and/or Steel Vault’s beliefs regarding future performance, which is inherently uncertain. There are a variety of factors, many of which are beyond

VeriChip’s and Steel Vault’s control, which affect operations, performance, business strategy and results and could cause actual results and experience to differ materially from the expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstance that could give rise to the termination of the Agreement and Plan of Reorganization; (2) the inability to complete the merger due to the failure to obtain the requisite stockholder approval or the failure to satisfy other conditions to the merger; (3) those factors set forth in VeriChip’s Form 10-K, Form 10-Q and other filings with the SEC; (4) those factors set forth in Steel Vault’s Form 10-K, Form 10-Q and other filings with the SEC; and (4) the risk that expected synergies and benefits of the merger will not be realized within the expected time frame or at all. Many of the factors that will determine the outcome of the subject matter of this communication are beyond VeriChip’s or Steel Vault’s ability to control or predict. Neither VeriChip nor Steel Vault undertake any obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future results or otherwise.
Additional Information and Where to Find It
In connection with the merger, VeriChip intends to file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will contain a Joint Proxy Statement/Prospectus of VeriChip and Steel Vault. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully when they become available because they will contain important information about VeriChip, Steel Vault and the proposed transaction. The Joint Proxy Statement/Prospectus and other relevant materials (when they become available), and any other documents filed with the SEC, may be obtained free of charge at the SEC’s web site (www.sec.gov). In addition, investors and security holders may obtain a free copy of other documents filed by VeriChip or Steel Vault by directing a written request, as appropriate, to VeriChip at 1690 South Congress Avenue, Suite 200 Delray Beach, Florida 33445, Attention: Investor Relations, or to Steel Vault at 1690 South Congress Avenue, Suite 200 Delray Beach, Florida 33445, Attention: Investor Relations. Investors and security holders are urged to read the Joint Proxy Statement/Prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.
VeriChip, Steel Vault and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction.
Information regarding the interests of these directors and executive officers in the proposed transaction will be included in the Joint Proxy Statement/Prospectus referred to above. Additional information regarding the directors and executive officers of VeriChip is also included in VeriChip’s Form 10-K, which was filed with the SEC on February 12, 2009. Additional information regarding the directors and executive officers of Steel Vault is also included in Steel Vault’s proxy statement (Form DEF 14A) for the 2009 annual meeting of Steel Vault’s stockholders, which was filed with the SEC on February 9, 2009. These documents are available free of charge at the SEC’s website (www.sec.gov) and by contacting Investor Relations at the addresses above.
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CONTACT:
VeriChip Corporation
Allison Tomek
(561) 805-8008
atomek@verichipcorp.com